SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): June 26, 1997

            SUNRISE TECHNOLOGIES INTERNATIONAL, INC.
       (Exact Name of Registrant as Specified in Charter)


      Delaware               1-10428              77-0148208
  (State or other       (Commission File        (IRS Employer
  jurisdiction of            Number)         Identification No.)
   incorporation)





47257 Fremont Boulevard, Fremont, California         94538
  (Address of Principal Executive Offices)        (Zip Code)



Registrant's telephone number, including area code 510-623-9001



                               N/A
  (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     At a Special Meeting of the stockholders of Sunrise Technologies International, Inc., a Delaware corporation (the "Registrant"), held on June 26, 1997, the stockholders approved the sale of the Registrant's dental business and substantially all of the assets used in the operation thereof (the "Dental Sale") to Lares Research, a California corporation ("Lares"). The Dental Sale is more fully described in the Proxy Statement dated May 29, 1997, relating to the Special Meeting (the "Proxy Statement"). The assets sold to Lares did not include the Registrant's cash or accounts receivable, and Lares assumed only specified liabilities of the dental business.

     The Dental Sale was effected pursuant to the Asset Purchase Agreement dated as of March 26, 1997, by and between the Registrant and Lares, under which Lares paid the Registrant
$4 million in cash and delivered a promissory note for $1.5 million (the "Note"). Under the Note, $1 million is payable in June 2000, and $500,000 is payable in June 2001. Interest accrues on the unpaid principal amount of the Note at the rate of 8% per annum. The consideration paid by Lares was determined by negotiations between the Registrant and Lares. As described more fully in the Proxy Statement, the board of directors of the Registrant considered several factors in its decision to recommend the Dental Sale to the stockholders, including the Registrant's needs for cash and the historical and ongoing losses incurred by the Registrant in the operation of the dental business.

     There are no material relationships between Lares and the Registrant or any of its affiliates, any director or officer of the registrant or any associate of any such director or officer.

ITEM 7  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

     (a)  Financial Statements of Businesses Acquired.

     Not applicable.

     (b)  Pro Forma Financial Information.

     It is impracticable for the Registrant to provide the required pro forma financial information in this Current Report on Form 8-K. Such pro forma information will be filed as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

     (c)  Exhibits.

                    2.1       Asset Purchase Agreement dated as
               of March 26, 1997, by and among the Registrant and Lares (incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         SUNRISE TECHNOLOGIES INTERNATIONAL, INC.



Dated:  July 10, 1997    By:   /s/ Clara R. Munley
                              Clara R. Munley
                              Vice President, Finance and
                              Chief Financial Officer